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                                                                 EXHIBIT 23.2


                       CONSENT OF INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statement (Form S-8 and related prospectus), pertaining to the National City Corporation 150th Anniversary Stock Option Plan of our report dated January 20, 1995, with respect to the consolidated financial statements of National City Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


                                                ERNST & YOUNG LLP

Cleveland, Ohio

April 21, 1995